U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware	33-0814123
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.02 Unregistered Sales of Equity Securities

On November 17, 2004 Viral Genetics, Inc. (the “Company”) completed the sale of 8,000,000 shares of common stock and warrants to purchase an additional 4,000,000 shares at a price of $1.00 per share that are exercisable for a term of two years to John D. Lefebvre for $2,000,000. The Company paid $150,000 in cash and issued 1,000,000 shares of common stock to two persons who introduced the Company to the new investor. The 8,400,000 common shares and the 4,000,000 warrants were issued without registration in reliance on Regulation S pertaining to offshore transactions, and the remaining shares were issued in reliance on and shares and warrants were issued without registration in reliance on Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: November 19, 2004	By /s/ Haig Keledjian, President